UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2015

GOODRICH PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 4, 2015, Goodrich Petroleum Corporation (the “Company”) closed the sale (the “Disposition”) of its proved reserves and certain associated leasehold in the Eagle Ford Shale in LaSalle and Frio counties, Texas to a subsidiary of EP Energy Corporation (“EPE”) pursuant to a Purchase and Sale Agreement by and between Goodrich Petroleum Company, L.L.C., the Company’s wholly owned subsidiary, and EPE dated July 24, 2015.  The Purchase and Sale Agreement has an effective date of July 1, 2015. The total consideration paid by EPE for the properties was approximately $118 million.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of the Company to give effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2015;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2015; and

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Goodrich Petroleum Corporation as of June 30, 2015 and for the six months ended June 30, 2015 and the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

September 11, 2015	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Goodrich Petroleum Corporation as of June 30, 2015 and for the six months ended June 30, 2015 and the year ended December 31, 2014.

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